Exhibit 3.1

1516389 ENDORSED FILED in the office of the Secretary of State of the State of California NOV 30 1990 MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION
OF
BIOTIME, INC

I

The name of the corporation is BIOTIME, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

NUMBER OF DIRECTORS

The authorized number of directors shall be no less than seven nor more than thirteen as set by resolution of the Board of Directors. The initial number of directors shall be seven.

IV

The name and address in this state of the corporation's initial agent for service of process is:

Ronald S. Barkin 3050 Shattuck Avenue Berkeley, CA 97404

V

This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is ten million (10,000,000).

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VI

NO PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinctions shall exist between the shares of the corporation of the holders thereof.

IN WITNESS WHEREOF, the undersigned, who are the incorporators of this corporation have executed these Articles of Incorporation on November 30, 1990.

/s/ Ronald S. Barkin
RONALD S. BARKIN, Incorporator

2

AMENDED ARTICLES OF INCORPORATION
OF
BIOTIME, INC.

Paul Segall and Judith Segall certify that:

1.             They are the President and the Secretary, respectively, of BioTime, Inc., a California Corporation.

2.             The Articles of Incorporation of this corporation are amended to read in full as follows:

"ONE: The name of this corporation is BioTime, Inc.

TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 5,000,000 and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution determine. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on the shares of Preferred Shares as a class, or upon any wholly unissued series of any Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series. Upon the amendment of this article to read as herein set forth, each outstanding share of common stock is converted into or reconstituted as 0.1667 Common Share.

FOUR: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to indemnify "agents", as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law."

3.             The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

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4.            The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 5,351,672. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this amendment are true and correct of our own knowledge.

Date: July 15, 1991

/s/ Paul Segall
Paul Segall, President

/s/ Judith Segall
Judith Segall, Secretary

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A494281 ENDORSED FILED in the office of the Secretary of State of the State of California JUL 20 1997 /s/ Bill Jones BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Paul E. Segall and Judith Segall certify that:

1.  They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.  The sentence of Article THREE of the Articles of Incorporation that now reads "The number of Common Shares which the Corporation is authorized to issue is 5,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000" is amended to read as follows:

"The number of Common Shares which the Corporation is authorized to issue is 25,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000."

3.  The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.  The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation is 3,203,193. There are no Preferred Shares outstanding. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Berkeley, California on June 20, 1997.

/s/ Paul Segall
Paul E. Segall, President

/s/ Judith Segall
Judith Segall, Secretary

A0510119 ENDORSED - FILED in the office of the Secretary of State of the State of California JUL 18 1998 BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Ronald S. Barkin and Judith Segall certify that:

1.  They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.  The sentence of Article THREE of the Articles of Incorporation that now reads "The number of Common Shares which the Corporation is authorized to issue is 25,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000" is amended to read as follows:

"The number of Common Shares which the Corporation is authorized to issue is 40,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000."

3.  The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.  The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was 9,935,579. There are no Preferred Shares outstanding. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Berkeley, California on June 1, 1998.

/s/ Ronald S. Barkin
Ronald S. Barkin, President

/s/ Judith Segall
Judith Segall, Secretary

A0648585 FILED in the office of the Secretary of State of the State of California JUL 27 2006

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Hal Sternberg and Judith Segall certify that:

1.             They are the Vice-President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.             The second sentence of Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

"The number of Common Shares which the corporation is authorized to issue is 50,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000."

3.             The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.             The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the amendment was 22,574,374. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Emeryville, California on July 25, 2006.

/s/ Hal Sternberg
Hal Sternberg, Vice President

/s/ Judith Segall
Judith Segall, Secretary

A0697146 ENDORSED - FILED in the office of the Secretary of State of the State of California OCT 19 2009

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Michael D. West and Judith Segall certify that:

1.             They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.             Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 75,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

3.            The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.            The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was 32,614,563. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on October 16, 2009.

/s/ Michael D. West
Michael D. West, President

/s/ Judith Segall
Judith Segall, Secretary